Exhibit 99.1

Magnolia Solar Recipient of US Patent on High-Efficiency Multi-junction Solar Cells

Issued Patent Strengthens Magnolia’s IP Position in the Field of High-Performance Flexible Solar Cells for Photovoltaic Applications

ALBANY, NY and Woburn, MA – (December 16, 2014) - Magnolia Solar Corporation (MGLT) ("Magnolia Solar") announced today that its wholly owned subsidiary, Magnolia Solar, Inc., was recently issued a patent by the United States Patent and Trademark Office (USPTO). Magnolia Solar, Inc. is the assignee of US Patent No. 8,895,838 which describes an improved multi-junction solar cell structure. The patent issued on November 25, 2014 and is designed to protect and enhance Magnolia’s innovations in the field of high-performance and flexible solar cells for photovoltaic applications.

Magnolia Solar is actively working on the development of flexible, lightweight, high-efficiency solar cell technologies for a wide range of portable power applications. Magnolia Solar’s technology portfolio includes nanostructured antireflection coatings, advanced photovoltaic absorber structures to enhance solar cell efficiency, and novel, low-cost manufacturing processes. In addition, Magnolia Solar has filed a patent application for innovative design of portable power applications. These patents are at various stages of evaluation by the USPTO.

The latest patent issued to Magnolia Solar describes an advanced multi-junction solar cell design structure employing high-performance III-V absorber materials and nanostructured antireflection coatings that will improve solar cell performance.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar, stated, "We have been aggressively pursuing more than a dozen US patent applications as a means to protect our intellectual property (IP) in the field of flexible photovoltaics. The 8,895,838 patent pertains to a novel device structure for increasing the efficiency of high-performance multi-junction solar cells. When combined with advanced epitaxial liftoff fabrication processes, this technology can be employed in the construction of ultra-high performance flexible solar photovoltaic modules."

About Magnolia Solar Corporation:

Based in Albany, NY and Woburn, MA, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary flexible thin-film solar cell technologies that employ nanostructured materials and designs. Both higher current and higher voltage outputs are expected from thin-film solar cells that combine Magnolia's exclusive material structures with advanced optical coatings. Magnolia's patent-pending technology has the ability to capture a larger part of the solar spectrum to enable high efficiency solar cells, and incorporates a unique nanostructure-based anti-reflection coating technology to further increase solar cell efficiency, thereby reducing the cost per watt. The company is targeting a variety of civilian and defense applications for its photovoltaic solar cells. Magnolia's solar cell technology can be used to generate power for existing electrical grids, and is particularly well-suited for distributed and portable power generation applications.

For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements:

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information please contact:
Dr. Ashok K. Sood
info@magnoliasolar.com